EXHIBIT 5.1
December 21, 2006
Freedom Acquisition Holdings, Inc.
1114 Avenue of the Americas, 41st Floor
New York, NY 10036
Ladies and Gentlemen:
     In connection with the Registration Statement on Form S-1 (the “Registration Statement”), of Freedom Acquisition Holdings, Inc., a Delaware corporation (the “Company”), filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement and the related registration statement (Registration No. 333-136248) relate to the registration under the Act of up to 55,200,000 units (the “Units”), each Unit comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and the shares of Common Stock underlying the Units, the “Shares”), for an aggregate 55,200,000 Shares, and one warrant to purchase one share of Common Stock (the “Warrants”), for an aggregate of 55,200,000 Warrants in connection with the offering described in the Registration Statement.
     We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s Amended and Restated Certificate of Incorporation, as amended to date and currently in effect, (ii) the Company’s Bylaws, as currently in effect, (iii) the resolutions of the Company’s Board of Directors (the “Resolutions”) authorizing the issuance and sale of the Units, Shares and Warrants (collectively, the “Securities”), and (iv) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.
     In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company. To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters; we have not independently verified the accuracy of such factual matters.
     The opinions set forth below are limited to the effect of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the effect of any other laws of such jurisdiction or the laws of any other jurisdiction.

Freedom Acquisition Holdings, Inc.
December 21, 2006

     On the basis of and subject to the foregoing, and in reliance thereon and subject to the limitations and qualifications set forth in this opinion, we are of the opinion that:
(1)	Units. The Units, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

(2)	Shares. The Shares included in the Units, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

(3)	Warrants. The Warrants included in the Units, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or otherwise affecting creditors’ rights and to general equity principles.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours, /s/ GREENBERG TRAURIG, LLP